Prospectus Supplement No. 2 Filed Pursuant to Rule 424(b)(7)
(to Prospectus dated September 30, 2025) Registration No. 333-290523

Rezolve AI plc

Up to 7,499,994 Ordinary Shares (for issuance)

Up to 164,775,654 Ordinary Shares (for resale)

This prospectus supplement (this “Supplement No. 2”) updates and supplements the prospectus dated September 30, 2025 (as supplemented, the “Prospectus”), which forms a part of our Registration Statement on Form F-3 (Registration No. 333-290523). This Supplement No. 2 is being filed to supplement the information in the Prospectus related to the selling securityholders table in the Prospectus to reflect, among other things, (i) the sale by Sir David Wright of 250,000 ordinary shares, par value £0.0001 (“Ordinary Shares”), to DBLP Sea Cow Limited; and (2) the sale of 150,000 Ordinary Shares by Anthony Sharp.

This Prospectus relates to the previous registration for issuance by us of up to 7,499,994 Ordinary Shares issuable upon the exercise of public warrants to purchase Ordinary Shares at a price of $11.50 per share (“Public Warrants”).

The Prospectus also relates to previous registration for resale, from time to time, by the selling security holders named herein (the “Selling Holders”) of an aggregate of up to 164,775,654 Ordinary Shares issued or issuable to the Selling Holders, as described in the Prospectus.

This Supplement No. 2 updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Supplement No. 1 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Supplement No. 2, you should rely on the information in this Supplement No. 2.

The Ordinary Shares and the Public Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RZLV” and “RZLVW,” respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of the Prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this Supplement No. 2 or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 7, 2025.

SELLING HOLDERS

This prospectus relates to the resale by certain of the Selling Holders of up to 164,775,654 Ordinary Shares, consisting of (i) 95,384,522 Ordinary Shares; (ii ) 569,982 Ordinary Shares underlying the Private Warrants; (iii) 23,074,054 Ordinary Shares issued upon conversion of the Convertible Notes; (iv) 15,207,479 Ordinary Shares issued upon conversion of the Advance Subscriptions; (v) 695,033 Ordinary Shares issued upon the conversion of the Promissory Notes; (vi) 3,043,735 Ordinary Shares issuable upon conversion of the Cohen Note; (vii) 5,027,508 Ordinary Shares issuable upon conversion of the J.V.B. Note; (viii) 2,760,848 Ordinary Shares issued in connection with the Bluedot Acquisition; (ix) 3,986,531 Ordinary Shares issued in connection with the GroupBy Acquisition; (x) 5,857,143 Ordinary Shares issuable to WAB; (xi) 89,290 Ordinary Shares issuable to Roth Capital Partners, LLC as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the Business Combination; (xii) 300,000 Ordinary Shares issued to Radio Group Holding GmbH and certain other holders in connection with the settlement of an agreement; (xiii) 800,000 Ordinary Shares issued to DBLP in connection with the DBLP Settlement Agreement; and (xiv) 7,979,499 Ordinary Shares issued in connection with the PIPE Financing.

The Selling Holders may from time to time offer and sell any or all of the Ordinary Shares a set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus is a part or by supplement to this prospectus), and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the Class A ordinary shares or warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of Ordinary Shares that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Except as otherwise indicated in the table below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. We have based ownership prior to this offering as of September 30, 2025 .

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following owners is 21 Sackville Street, London, United Kingdom, W1S 3DN.

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Daniel Wagner(3)	4,698,505(11)	4,698,504	1	*
Estate of John Wagner(4)	819,958(11)	819,958	--	--
Anthony Sharp(5)	1,787,643	1,787,643	--	--
Sir David Wright(6)	245,343	245,343	--	--
Stephen Perry(7)	991,556	791,556	200,000	*
Douglas Lurio(8)	357,647	357,647	--	--
Stephen Herbert(9)	199,971	199,971	--	--
Peter Vesco(10)	1,153,633	1,153,633	--	--
DBLP Sea Cow Limited(11)	42,773,621	26,915,689	15,857,932	4.9
Igor Lychagov(12)	35,843,258	35,843,258	--	--
Apeiron Investment Group Limited (13)	25,097,545	25,097,545	--	--
ACM Alameda Special Purpose Investment Fund II LP(14)	45,634	45,634	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
ACM Alamosa (Cayman) Holdco LP(15)	51,889	51,889	--	--
ACM ASOF VII (Cayman) Holdco LP(16)	48,967	48,967	--	--
Adam Krupczynski(17)	111,913	67,113	44,800	*
Adam Wagner(18)	906,250	6,250	900,000	*
Antara Capital Total Return SPAC(19)	265,483	131,250	134,233	*
Aperitus Limited(20)	1,665,310	33,333	1,631,977	*
Arthur Yao(21)	1,311,816	119,481	1,192,335	*
ASJC Global LLC - Series 14 (22)	1,036,863	1,036,863	--	--
Atalaya Special Purpose Investment Fund II LP(23)	35,177	35,177	--	--
Berenberg Capital Markets LLC(24)	50,000	50,000	--	--
Bradley Wickens(25)	25,764,806	20,431,834	5,332,972	1.65
Brooks Newmark(26)	17,395,676	17,070,000	325,676	*
Cecil Levy(27)	30,553	10,000	20,553	*
Celso L. White(28)	125,000	125,000	--	--
Cohen & Company Financial Management LLC(29)	--	3,043,735	--	--
Cohen Sponsor LLC - A14 RS(30)	157,987	157,987	--	*
Context Partners Master Fund LP(31)	131,250	131,250	--	--
Corbin ERISA Opportunity Fund, Ltd. (32)	24,583	24,583	--	--
Julius Meller Management Services LTD(33)	27,812	27,812	--	--
David Weinberger(34)	201,300	201,000	300	*
Derek Smith(35)	33,334	33,334	--	--
Dionysios Kolyris(36)	65,209	11,951	53,258	*
DXG Deutsche Digital GmbH(37)	7,333	7,333	--	--
EF Hutton LLC(38)	50,000	50,000	--	--
Ercan Kilic(39)	18,175	18,175	--	--
FT SOF XIII (SPAC) Holdings, LLC(40)	6,921	6,921	--	--
Fujian Limatong XinXi Keji Youxian Gongsi(41)	325,411	325,411	--	--
George Bellow(42)	8,000	8,000	--	--
Jamie Beadle(43)	10,286	10,286	--	--
J.V.B. Financial Group, LLC(44)	--	5,027,508	--	--
Justin King(45)	42,509	35,321	7,188	*
Julien Nurse(46)	59,102	59,102	--	--
Kantor Investment Company LLC(47)	79,785	10,000	69,785	*
Karen Kalaris(48)	111,632	46,353	65,279	*
Mark Israel(49)	71,785	40,000	31,785	*
Maxim Group LLC(50)	50,000	50,000	--	--
Meteora Capital Partners, L.P. (51)	131,250	131,250	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Mohammad Anwar Khan(52)	5	5	--	--
Patel Family Investment LLC(53)	206,398	166,667	39,731	*
Quality Kiosk(54)	35,402	35,402	--	--
Radcliffe SPAC Master Fund, L.P. (55)	175,566	175,566	--	--
JingQian Hou (56)	2,321	2,321	--	--
Roth Capital Partners, LLC(57)	89,290	89,290	--	--
Rong Lin(58)	25,603	9,283	16,320	*
Sam Lewis(59)	137,832	20,000	117,832	*
Sandia Investment Management LP(60)	53,503	53,503	--	--
Sharat Williams(61)	3,372	3,372	--	--
Susan Briggs(62)	128,530	128,530	--	--
Techouts Solutions India Pvt ltd(63)	17,078	17,078	--
Thomas Decker(64)	125,000	125,000	--	--
Trustees of Risol Limited Pension(65)	486,987	46,353	440,634	*
UBIRY GmbH(66)	12,500	12,500	--	--
Vellar Opportunities Fund Master, Ltd.(67)	33,000	33,000	--	--
Yi-Han Pao(68)	1,000	1,000	--	--
Zedfesto Holding Ltd.(69)	100,000	100,000	--	--
Zheng Jie(70)	1,857	1,857	--	--
Radio Group Holding GmbH(71)	120,000	120,000	--	--
Stephan Schwenk(72)	180,000	180,000	--	--
Tanist Group Limited(73)	2,731,566	1,966,111	765,455	*
Western Alliance Bank(74)	--	5,857,143	--	--
Will Warren(75)	52,838	52,838	--	--
Jerome Cheung-Bret(76)	44,031	44,031	--	--
Laura Gossage(77)	168,587	168,587	--	--
Roland Gossage(78)	203,020	203,020	--	--
Susanne Bundy(79)	708	708	--	--
Amanda Young(80)	14,506	14,506	--	--
John Grange(81)	14,319	14,319	--	--
Kenneth A. Devlin(82)	6,173	6,173	--	--
Michael Long(83)	6,173	6,173	--	--
The Estate of Gerd Opderbeck(84)	12,346	12,346	--	--
M. Belcourt Consulting Group Inc.(85)	18,519	18,519	--	--
ITF KKLM Investments CO. Ltd.(86)	8,025	8,025	--	--
2432332 Ontario Inc.(87)	53,024	53,024	--	--
Holger Opderbeck(88)	24,691	24,691	--	--
Austin Ventures X, L.P.(89)	9,114	9,114	--	--
Dejan Mircevski(90)	10,058	10,058	--	--
John Dunlap(91)	79,093	79,093	--	--
Leonard Meloff(92)	59,451	59,451	--	--
Mark Stibbe(93)	205,803	205,803	--	--
Srikant Nayak(94)	21,610	21,610	--	--

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Mark Alder(95)	2,379	2,379	--	--
Gorstidge Consulting Inc.(96)	36,278	36,278	--	--
Shashikant Nayak(97)	10,824	10,824	--	--
Deepa Shashikant(98)	4,937	4,937	--	--
Jacquie Estey(99)	44,733	44,733	--	--
Jian Yang(100)	43,404	43,404	--	--
Kevin D’Souza(101)	21,601	21,601	--	--
Michael Cole(102)	16,468	16,468	--	--
PeakSpan Capital Growth Partners I, L.P.(103)	2,071,294	2,071,294	--	--
PeakSpan Capital Growth Partners l-A, L.P.(104)	14,251	14,251	--	--
Ramona D’Souza(105)	21,601	21,601	--	--
Randy Cornelisse(106)	11,203	11,203	--	--
Ravish Diwakar Kamath(107)	15,788	15,788	--	--
Srinivasan Kesavan(108)	10,769	10,769	--	--
William J Halpenny(109)	51,593	51,593	--	--
CHC Direct Investment Fund I, L.P.(110)	597,375	597,375	--	--
Citadel CEMF Investments Ltd. (111)	20,579,499	7,979,499	12,600,000	*

* Less than 1%.

(1)
The percentage of Ordinary Shares to be beneficially owned after completion of this offering is calculated on the basis of 322,174,536 Ordinary Shares outstanding, which includes the issuance of all Ordinary Shares issuable upon the exercise of all currently outstanding Warrants, the sale of all securities offered hereby by that particular Selling Holder and does not assume the exercise, conversion or sale, as applicable, by any other Selling Holder.
(2)
Assumes the sale of all Ordinary Shares being offered pursuant to this prospectus.
(3)
Shares registered hereby consist of 4,698,504 Ordinary Shares directly held by Mr. Daniel Wagner. Mr. Daniel Wagner is the CEO and a director of Rezolve.
(4)
Shares registered hereby consist of (i) 815,989 Ordinary Shares and (ii) 3,969 Ordinary Shares underlying the Private Warrants held by Mr. John Wagner's estate. Mr. John Wagner was a director of Rezolve.
(5)
Shares registered hereby consist of (i) 1,729,352 Ordinary Shares; (ii) 42,441 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Sharp; and (iii) 15,850 Ordinary Shares underlying the Private Warrants held by Mr. Sharp. Mr. Sharp is a director of Rezolve.
(6)
Shares registered hereby consist of 245,343 Ordinary Shares directly held by Sir David Wright. Sir David Wright is a director of Rezolve.
(7)
Shares registered hereby consist of (i) 564,935 Ordinary Shares; (ii) 34,395 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Perry; (iii) 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry; (iv) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry; and (v) 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry. Shares beneficially held consist of (i) 564,935 Ordinary Shares; (ii) 34,395 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Perry; (iii) 110,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Perry; (iv) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry; (v) 69,526 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Perry; and (vi) 200,000 Ordinary Shares underlying options issued pursuant to Rezolve's equity incentive plan. Mr. Perry is a director of Rezolve.

(8)
Shares registered hereby consist of 357,647 Ordinary Shares directly held by Mr. Lurio. Mr. Lurio served as President and a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Lurio became a director of Rezolve following the Business Combination and served in such capacity until his resignation on August 20, 2024. Mr. Lurio’s business address is 1007 Canterbury Lane, Villanova, PA 19805.
(9)
Shares registered hereby consist of 199,971 Ordinary Shares directly held by Mr. Herbert. Mr. Herbert was a director of Rezolve. Mr. Herbert served as Chief Executive Officer and Chairman of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Herbert’s business address is PO Box 2339, Breckenridge, CO 80424.
(10)
Shares registered hereby consist of (i) 1,142,384 Ordinary Shares and (ii) 11,249 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Vesco. Mr. Vesco is the Chief Commercial Officer and General Manager (EMEA) of Rezolve.
(11)
Shares registered hereby consist of (i) 20,895,952 Ordinary Shares; (ii) 4,150,000 Ordinary Shares issued upon the conversion of the Advanced Subscription made by DBLP, (iii) 250,000 Ordinary Shares underlying the Private Warrants held by DBLP, (iv) 819,737 shares DBLP received in connection with the Blue Dot Acquisition and (v) 800,000 shares issued pursuant to a settlement agreement. Shares beneficially held consist of 42,523,621 Ordinary Shares held by DBLP Sea Cow Ltd (“DBLP”). DBLP is wholly legally owned by Daniel Wagner and is wholly beneficially owned by the Estate of John Wagner. Daniel Wagner is a director of DBLP and may be deemed to share voting and investment power over the shares held by DBLP. Daniel Wagner is also a director of Rezolve. The percentage of Ordinary Shares to be beneficially owned after completion of this offering is calculated on the basis of 15,857,932 Ordinary Shares held after the shares registered hereby are sold divided 322,174,536 Ordinary Shares outstanding.
(12)
Shares registered hereby consist of (i) 34,649,207 Ordinary Shares and (ii) 1,194,051 Ordinary Shares of the issued upon conversion of the Convertible Note held by Mr. Lychagov. Mr. Lychagov has sole voting and investment power over these securities. These securities are held directly by Mr. Lychagov, with no agreements or understandings with any other parties regarding the distribution of the securities. Mr. Lychagov resigned as a director of Rezolve on May 19, 2023, having served in such position since August 2019. Mr. Lychagov’s business address is c/o LakeShore International Management AG, Obergrundstrasse 44, 6003 Luzern, Switzerland.
(13)
Shares registered hereby consist of (i) 10,712,645 Ordinary Shares, (ii) 182,886 Ordinary Shares with respect to Ordinary Shares issuable upon potential conversion of the Promissory Note held by Apeiron Investment Group Limited (“Apeiron”), (iii) 333,333 Ordinary Shares with respect to the potential conversion of the Advance Subscription made by Apeiron, (iv) 62,500 Ordinary Shares underlying the Private Warrants held by Apeiron; and (v) 13,806,181 Ordinary Shares with respect to Ordinary Shares issued upon conversion of the Convertible Note held by Apeiron . Christian Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address of Apeiron and Mr. Angermayer is 66 & 67, Beatrice, Amery Street, Sliema SLM1707, Malta.
(14)
Shares registered hereby consist of 45,634 Ordinary Shares directly held by ACM Almeda Special Purpose Investment Fund II LP. The principal business address of ACM Almeda Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(15)
Shares registered hereby consist of 51,889 Ordinary Shares directly held by ACM Alamosa (Cayman) Holdco LP (“ACM Alamosa”). Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM Alamosa. The principal business address of ACM Alamosa is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(16)
Shares registered hereby consist of 48,967 Ordinary Shares directly held by ACM ASOF VII (Cayman) Holdco LP (“ACM ASOF”). Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM ASOF. The principal business address of ACM ASOF is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(17)
Shares registered hereby consist of 67,113 Ordinary Shares directly held by Mr. Krupczynski. Mr. Krupczynski is a long-term employee of Rezolve and currently holds an active employment contract with the Company. The principal business address for Mr. Krupczynski is Przy Agorze 26/191, 01-930 Warsaw, Poland.
(18)
Shares registered hereby consist of 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner. Shares beneficially held consist of (i) 900,000 Ordinary Shares, and (ii) 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner.
(19)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Antara Capital Total Return. Shares beneficially held consist of 265,483 Ordinary Shares directly held by Antara Capital Total Return SPAC Master Fund L.P. (“Antara Capital Total Return”). Mr. Himanshu Gulati is the Managing Member of the general partner of Antara Capital Total Return and may be deemed to beneficially own the securities owned by Antara Capital Total Return. The principal business address of Antara Capital Total Return is 2005 Market Street, Suite 3120, Philadelphia, PA 19103.
(20)
Shares registered hereby consist of 33,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Aperitus Limited. Shares beneficially held consist of (i) 1,631,977 Ordinary Shares and (ii) 33,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Aperitus Limited.
(21)
Shares registered hereby consist of (i) 50,780 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Yao; (ii) 49,951 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Yao; and (iii) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao. Shares beneficially held consist of (i) 1,192,335 Ordinary Shares; (ii) 50,780 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Yao; (iii) 49,951 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Yao; and (iv) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao. Mr. Yao is the Chief Executive Officer of Rezolve’s China office. The principal business address for Mr. Yao is No. 2 Zhuang, 268 Hao, Qinggong Lu, Fengxianqu, Shanghai, China.
(22)
Shares registered herby consist of 1,036,863 Ordinary Shares directly held by ASJC Global LLC - Series 14 (“ASJC Global”). Mr. Andrew Davilman, in his capacity as the Chief Operating Officer, may be deemed to control the securities owned by ASJC Global. ASJC Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that ASJC Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of ASJC Global is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(23)
Shares registered hereby consist of 35,177 Ordinary Shares directly held by Atalaya Special Purpose Investment Fund II LP. The principal business address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(24)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Berenberg Capital Markets LLC (“Berenberg”), a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of Berenberg is 1251 Avenue of the Americas, 53rd Floor, New York, NY 10020. Berenberg's sole member is Berenberg Asset Management LLC (“BAM”). BAM’s sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH (“BBH”). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG, a German regulated bank. The business address of Joh. Berenberg, Gossler & Co. KG is Neuer Jungfernstieg 20, 20354 Hamburg, Germany. No natural person holds more than 25% of the ownership interests in Joh. Berenberg, Gossler & Co. KG or controls more than 25% of the voting rights thereof and can therefore be regarded as the beneficial owner of the Ordinary Shares held by the Selling Holder.
(25)
Shares registered hereby consist of (i) 7,897,913 Ordinary Shares, (ii) 1,140,865 Ordinary Shares received from Apeiron, (iii) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens, (iv) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (v) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens, and (vi) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens. Shares beneficially held consist of (i) 9,638,692 Ordinary Shares; (ii) 1,140,865 Ordinary Shares received from Apeiron; (iii) 3,592,193 Ordinary Shares currently held by DBLP but subject to a call option currently exercisable by Mr. Wickens; (iv) 156,250 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Wickens; (v) 333,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Wickens, (vi) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens; and (vii) 10,840,973 Ordinary Shares issued upon conversion of the Convertible Note held by Mr. Wickens.
(26)
Shares registered hereby consist of (i) 7,870,000 Ordinary Shares and (ii) 9,200,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Newmark. Shares beneficially held consist of 17,395,676 Ordinary Shares directly held by Mr. Newmark, as reported on the Schedule 13G/A filed by Mr. Newmark on June 3, 2025.
(27)
Shares registered hereby consist of 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Cecil Levy. Shares beneficially held consist of (i) 20,553 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Cecil Levy.
(28)
Shares registered hereby consist of 125,000 Ordinary Shares directly held by Mr. White. Mr. White served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. White’s principal business address is 34 N. Calibogue Cay Road, Hilton Head Island, SC 29928.

(29)
Shares registered hereby consist of 3,043,735 (Ordinary Shares, which is the maximum number of remaining Ordinary Shares issuable upon the conversion of the unsecured convertible loan (the “Cohen Note”) issued to Cohen & Company Financial Management LLC (“Cohen”) on August 14, 2024. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that Cohen may receive under the Cohen Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the Cohen Note, the satisfaction of which are entirely outside of Cohen’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the Cohen Note, we cannot issue Ordinary Shares to Cohen, and we cannot convert the Cohen Note, to the extent that Cohen would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Coehn Note was settled on February 10, 2025, by issuing ordinary shares, and no further amounts remain outstanding. Cohen is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(30)
Shares registered hereby consist of 494,203 Ordinary Shares directly held by Cohen Sponsor LLC – A14 RS. Cohen Sponsor LLC - A14 RS is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen Sponsor LLC - A14 RS is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(31)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Context Partners Master Fund, LP. The principal business address of Context Partners Master Fund, LP is 772 Girard Ave. Suite 300, La Jolla, CA 92037 .
(32)
Shares registered hereby consist of 24,583 Ordinary Shares directly held by Corbin Capital Partners, L.P. (“Corbin”). Corbin is the investment manager of Corbin ERISA Opportunity Fund, Ltd (“Corbin ERISA”). Craig Bergstrom, as the chief investment officer of Corbin, directs the voting and investment decisions with respect to the Ordinary Shares as listed herein. The foregoing statement and table shall not be construed as an admission that Mr. Bergstrom is, for purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of such securities and Mr. Bergstrom disclaims any such beneficial ownership. The principal business address of Corbin ERISA is 474 Madison Avenue, 21st Floor, New York, NY 10022.
(33)
Shares registered hereby consist of (i) 20,312 Ordinary Shares underlying the Promissory Note held by Mr. Meller; and (ii) the 7,500 Shares underlying the Private Warrants held by Mr. Meller.
(34)
Shares registered hereby consist of 201,000 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Weinberger. Shares beneficially held consist of (i) 300 Ordinary Shares and (ii) 201,000 Ordinary Shares issued upon conversion of the Advance Subscription made by Mr. Weinberger.
(35)
Shares registered hereby consist of 33,334 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Smith.
(36)
Shares registered hereby consist of 11,951 Ordinary Shares beneficially owned by Mr. Kolyris and is the number of Ordinary Shares issued upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control. Shares beneficially held consist of 65,209 Ordinary Shares, of which 11,951 Ordinary Shares are beneficially owned by Mr. Kolyris and is the number of Ordinary Shares issued upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control. Mr. Kolyris has provided services to Rezolve as a contractor since November 2018. The principal business address for Mr. Kolyris is Noyaroy 12, Maroysi, 15126, Athens, Greece.
(37)
Shares registered hereby consist of 7,333 Ordinary Shares issued upon the conversion of the Advance Subscription made by DXG Deutsche Digital GmbH.
(38)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to EF Hutton, a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. Mr. David Boral, CEO and Manager of EF Hutton LLC (“EF Hutton”), may be deemed to beneficially own the securities owned by EF Hutton. Mr. Ben Reed, in his capacity as the Head of Wealth Management and Power of Attorney, may also be deemed to control the securities owned by EF Hutton and thereby may be deemed to beneficially own the securities owned by EF Hutton. Mr. Reed has sole investment power over these securities. The principal address of EF Hutton LLC is 590 Madison Avenue, 39th Floor New York, NY 10022.
(39)
Shares registered hereby consist of 18,175 Ordinary Shares issued upon conversion of the Advanced Subscription made by Mr. Kilic. Mr. Kilic is employed as Vice President Global Head of Payments and Director DACH & TR at Rezolve. The principal business address for Mr. Kilic is Manstedtener Berg 19, 50259, Pulheim, Germany.
(40)
Shares registered hereby consist of 6,921 Ordinary Shares directly held by FT SOF XIII (SPAC) Holdings, LLC. The principal business address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave, 9thFloor, New York, NY 10110.
(41)
Shares registered hereby consist of (i) 135,411 Ordinary Shares issued upon conversion of the Promissory Note held by FMS China; (ii) 50,000 Ordinary Shares underlying the Private Warrants held by FMS China; and (iii) 140,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Fujian Global Services Co., Ltd. (collectively, with FMS China “Fujian Limatong XinXi Keji Youxian Gongsi”).
(42)
Shares registered hereby consist of 8,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Bellow.
(43)
Shares registered hereby consist of 10,286 Ordinary Shares issued upon the conversion of the Advance Subscription made by Jamie Beadle.
(44)
Shares registered hereby consist of up to 5,027,508 of Ordinary Shares that may be issued upon conversion of the convertible note issued to J.V.B. Financial Group, LLC (“JVB”), a registered broker-dealer, on August 14, 2024 (the “JVB Note”). In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that JVB may receive under the JVB Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the JVB Note, the satisfaction of which are entirely outside of JVB’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the JVB Note, we cannot issue Ordinary Shares to JVB, and we cannot convert the JVB Note, to the extent that JVB would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Company issued the JVB Note and the shares of Ordinary Shares underlying the JVB Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of JVB is 2929 Arch Street Ste. 1703, Philadelphia, PA 19104.
(45)
Shares registered hereby consist of (i) 25,796 Ordinary Shares underlying the Promissory Note held by Mr. King; and (ii) 9,525 Ordinary Share underlying the Private Warrants. Shares beneficially held consist of (i) 7,188 Ordinary Shares; (ii) 25,796 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. King; and (iii) 9,525 Ordinary Shares underlying the Private Warrants held by Mr. King.
(46)
Shares registered herby consist of (i) 21,497 Ordinary Shares issued upon conversion of the Promissory Note held by Mr. Nurse; (ii) 29,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Nurse; and (iii) 7,938 Ordinary Shares underlying the Private Warrants held by Julian Nurse.
(47)
Shares registered hereby consist of 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Kantor Investment Company LLC. Shares beneficially held consist of (i) 69,785 Ordinary Shares and (ii) 10,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Kantor Investment Company LLC.
(48)
Shares registered hereby consist of 33,853 Ordinary Shares underlying the Promissory Note held by Ms. Kalaris; and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris. Shares beneficially held consist of (i) 65,279 Ordinary Shares; (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Ms. Kalaris, and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris.
(49)
Shares registered hereby consist of 40,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Israel. Shares beneficially held consist of (i) 31,785 Ordinary Shares and (ii) 40,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Israel.
(50)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Maxim Group LLC (“Maxim”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Maxim is 300 Park Ave., 16th Floor, New York, NY 10022.
(51)
Shares registered hereby consist of 131,250 Ordinary Shares directly held by Meteora Capital Partners, L.P. (“Meteora”). Vikas Mittal is the Managing Member of Meteora and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.
(52)
Shares registered hereby consist of 5,000 Ordinary Shares directly held by Mr. Khan. Mr. Khan served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. Khan’s principal business address is 2238 Bentley Ridge Drive, San Jose, CA 95138.
(53)
Shares registered hereby consist of 166,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Patel Family Investment LLC. Shares beneficially held consist of (i) 39,731 Ordinary Shares and (ii) 166,667 Ordinary Shares issued upon the conversion of the Advance Subscription made by Patel Family Investment LLC.
(54)
Shares registered hereby consist of 35,402 Ordinary Shares issued upon the conversion of the Advance Subscription made by Quality Kiosk.
(55)
Shares registered hereby consist of 175,566 Ordinary Shares directly held by Radcliffe SPAC Master Fund, L.P. (“Radcliffe Fund”). Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe Fund. RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal business address of Radcliffe Fund is c/o Radcliffe Capital Management, L.P., 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.
(56)
Shares registered hereby consist of 2,321 Ordinary Shares issued upon the conversion of the Advance Subscription made by JingQian Hou. The principal business address of JingQian Hou is 610, Haitian Ge, Haiwaihuayuan, Ligang Lu, Haizhuqu, Guangzhou, Zhongguo.
(57)
Shares registered hereby consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Roth Capital Partners, LLC (“Roth Capital”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Roth Capital is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(58)
Shares registered hereby consist of 9,283 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Lin. Shares beneficially held consist of (i) 16,320 Ordinary Shares and (ii) 9,283 Ordinary Shares issued upon the conversion of the Advance Subscription made by Mr. Lin.
(59)
Shares registered hereby consist of 20,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sam Lewis. Shares beneficially held consist of (i) 117,832 Ordinary Shares and (ii) 20,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sam Lewis.
(60)
Shares registered hereby consist of an aggregate of 53,503 Ordinary Shares allocated to investors managed by Sandia Investment Management LP (“Sandia”). Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Suite 2600, Boston, MA 02108.
(61)
Shares registered hereby consist of 3,372 Ordinary Shares issued upon the conversion of the Advance Subscription made by Sharat Williams.
(62)
Shares registered hereby consist of 128,530 Ordinary Shares issued upon conversion of the Convertible Note held by Ms. Briggs.
(63)
Shares registered hereby consist of 17,078 Ordinary Shares issued upon the conversion of the Advance Subscription made by Techouts Solutions India Pvt ltd.
(64)
Shares registered hereby consist of 125,000 Ordinary Shares directly held by Mr. Decker. Mr. Decker served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. The principal business office of Mr. Decker is 517 Old Gulph Road, Bryn Mawr, PA 19010.
(65)
Shares registered hereby consist of (i) 33,853 Ordinary Shares underlying the Promissory Note held by Trustees of Risol Limited Pension and (ii) the 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension. Shares beneficially held consist of (i) 440,634 Ordinary Shares, (ii) 33,853 Ordinary Shares issued upon the conversion of the Promissory Note held by Trustees of Risol Limited Pension; and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension.

(66)
Shares registered hereby consist of 12,500 Ordinary Shares underlying the Private Warrants held by UBIRY GmbH.
(67)
Shares registered hereby consist of 33,000 Ordinary Shares directly held by Vellar Opportunities Fund Master, Ltd. (“Vellar”). Solomon J. Cohen, in his capacity as Director of Vellar, may be deemed to control the securities owned by Vellar. Vellar is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Vellar is 3 Columbus Circle, 24thFloor, New York, NY 10019.
(68)
Shares registered hereby consist of 1,000 Ordinary Shares held by Ms. Pao. Ms. Pao has been employed as a junior employee at the Taiwan branch of Rezolve since April 2022. The principal business address for Ms. Pao is 5F., No. 15, Ln. 128, Xinhu 1st Rd., Neihu District, Taipei City 114065, Taiwan (R.O.C.).
(69)
Shares registered hereby consist of 100,000 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zedfesto Holding Ltd.
(70)
Shares registered hereby consist of 1,857 Ordinary Shares issued upon the conversion of the Advance Subscription made by Zheng Jie.
(71)
Shares registered hereby consist of 120,000 Ordinary Shares issued to Radio Group Holding GmbH in connection with the termination and settlement of an agreement.
(72)
Shares registered hereby consist of up to 180,000 Ordinary Shares issued to Stephan Schwenk in connection with the termination and settlement of an agreement.
(73)
Shares registered hereby consist of (i) 1,941,111 Ordinary Shares issued to Tanist Group Limited as consideration for the BlueDot Acquisition; and (ii) 25,000 Ordinary Shares issuable upon the conversion of Private Warrants. Shares beneficially held consist of (i) 765,455 Ordinary Shares directly held and (ii) up to 1,941,111 Ordinary Shares issued to Tanist Group Limited as consideration for the BlueDot Acquisition.
(74)
Shares registered hereby consist of up to 5,857,143 Ordinary Shares issuable to WAB in connection with the WAB Subscription Letter. The business address of WAB is One East Washington Street, Suite 1400, Phoenix, Arizona 85004.
(75)
Shares registered hereby consist of 52,838 Ordinary Shares received by Mr. Warren as consideration for the GroupBy Acquisition. The business address of Mr. Warren is 6545 Helgesen Road, Sooke, BC V9Z OV7 Canada.
(76)
Shares registered hereby consist of 44,031 Ordinary Shares received by Mr. Cheung-Bret as consideration for the GroupBy Acquisition. The business address of Mr. Cheung-Bret is 219 Roslin Avenue, Toronto, ON M4N 1Z5 Canada.
(77)
Shares registered hereby consist of 168,587 Ordinary Shares received by Ms. Gossage as consideration for the GroupBy Acquisition. The business address of Ms. Gossage is 59 Wanita Road, Toronto, ON M1C 1V3 Canada.
(78)
Shares registered hereby consist of 203,020 Ordinary Shares received by Mr. Gossage as consideration for the GroupBy Acquisition. The business address of Mr. Gossage is 59 Wanita Road, Toronto, ON M1C 1V3 Canada.
(79)
Shares registered hereby consist of 708 Ordinary Shares received by Ms. Bundy as consideration for the GroupBy Acquisition. The business address of Ms. Bundy is 1200 Barton Creek Blvd. #54, Austin TX 78735 United States.
(80)
Shares registered hereby consist of 14,506 Ordinary Shares received by Ms. Young as consideration for the GroupBy Acquisition. The business address of Ms. Young is 39 Albany Ave, Toronto, ON M5R 3C2 Canada.
(81)
Shares registered hereby consist of 14,319 Ordinary Shares received by Mr. Grange as consideration for the GroupBy Acquisition. The business address of Mr. Grange is 14139 Creditview Road, Cheltenham, ON L7C 3G5 Canada.
(82)
Shares registered hereby consist of 6,173 Ordinary Shares received by Mr. Devlin as consideration for the GroupBy Acquisition. The business address of Mr. Devlin is 338 Kennedy Ave, Toronto, ON M6P 3C3 Canada.
(83)
Shares registered hereby consist of 6,173 Ordinary Shares received by Mr. Long as consideration for the GroupBy Acquisition. The business address of Mr. Long is 2912 West Broadway, Suite 146, Vancouver, BC V6K 0E9 Canada.
(84)
Shares registered hereby consist of 12,346 Ordinary Shares received by The Estate of Gerd Opderbeck as consideration for the GroupBy Acquisition. The business address of The Estate of Gerd Opderbeck is 16 Bridle Lane, Newtown Square, PA 19073 United States.

(85)
Shares registered hereby consist of 18,519 Ordinary Shares received by M. Belcourt Consulting Group Inc. as consideration for the GroupBy Acquisition. The business address of M. Belcourt Consulting Group Inc. is 087238, 7th Sideroad, Thornbury ON, Box 83 NOH 2PO Canada.
(86)
Shares registered hereby consist of 8,025 Ordinary Shares received by ITF KKLM Investments CO. Ltd. as consideration for the GroupBy Acquisition. The business address of ITF KKLM Investments CO. Ltd. is 36 Forest Hill Road, Toronto, Ontario M4V 2L3.
(87)
Shares registered hereby consist of 53,024 Ordinary Shares received by 2432332 Ontario Inc. as consideration for the GroupBy Acquisition. The business address of 2432332 Ontario Inc. is 348024 15 Sideroad, Mono, Ontario L9W 6S6, Canada.
(88)
Shares registered hereby consist of 24,691 Ordinary Shares received by Mr. Opderbeck as consideration for the GroupBy Acquisition. The business address of Mr. Opderbeck is 363 Good Hope Rd, Bluffton, SC 29909 United States.
(89)
Shares registered hereby consist of 9,114 Ordinary Shares received by Austin Ventures X, L.P. as consideration for the GroupBy Acquisition. The business address of Austin Ventures X, L.P. is 1700 West 6thStreet, Austin, TX 78703.
(90)
Shares registered hereby consist of 10,058 Ordinary Shares received by Mr. Mircevski as consideration for the GroupBy Acquisition. The business address of Mr. Mircevski is 656 Blair Creek Drive, Kitchener, ON N2P 0E7 Canada.
(91)
Shares registered hereby consist of 79,093 Ordinary Shares received by Mr. Dunlap as consideration for the GroupBy Acquisition. The business address of Mr. Dunlap is 16630 Dufferin Street, King, ON L7B1K5 Canada.
(92)
Shares registered hereby consist of 59,451 Ordinary Shares received by Mr. Meloff as consideration for the GroupBy Acquisition. The business address of Mr. Meloff is 10 Fairland Road, Toronto, ON M4G 2T8 Canada.
(93)
Shares registered hereby consist of 205,803 Ordinary Shares received by Mr. Stibbe as consideration for the GroupBy Acquisition. The business address of Mr. Stibbe is 36 Redwood Avenue, Toronto, ON M4L 2S6 Canada.
(94)
Shares registered hereby consist of 21,610 Ordinary Shares received by Ms. Srikant Nayak as consideration for the GroupBy Acquisition. The business address of Ms. Nayak is 53 Schooner Drive, Brampton, ON L7A 3H6 Canada.
(95)
Shares registered hereby consist of 2,379 Ordinary Shares received by Mr. Alder as consideration for the GroupBy Acquisition. The business address of Mr. Alder is 5708 Loyalist Street, Ottawa, ON K0A 2W0 Canada.
(96)
Mr. Roland Gossage is the main owner and director of Gorstidge Consulting Inc. and is an employee of GroupBy. Shares registered hereby consist of 36,278 Ordinary Shares received by Gorstidge Consulting Inc. as consideration for the GroupBy Acquisition. The business address of Gorstidge Consulting Inc. is 59 Wanita Road, Toronto, ON M1c 1V3.
(97)
Shares registered hereby consist of 10,824 Ordinary Shares received by Mr. Shashikant Nayak as consideration for the GroupBy Acquisition. The business address of Mr. Nayak is 39 Fairhill Ave, Brampton, ON L7A 2E7 Canada.
(98)
Shares registered hereby consist of 4,937 Ordinary Shares received by Ms. Shashikant as consideration for the GroupBy Acquisition. The business address of Ms. Shashikant is 39 Fairhill Ave, Brampton, ON L7A 2E7 Canada.
(99)
Shares registered hereby consist of 44,733 Ordinary Shares received by Ms. Estey as consideration for the GroupBy Acquisition. The business address of Ms. Estey is 159 Rosedale Hts Dr, Toronto, ON M4T 1C7 Canada.
(100)
Shares registered hereby consist of 43,404 Ordinary Shares received by Mr. Yang as consideration for the GroupBy Acquisition. The business address of Mr. Yang is 60 Wilson Way, SPC 112, Milpitas, CA 95035 USA.
(101)
Shares registered hereby consist of 21,601 Ordinary Shares received by Mr. D’Souza as consideration for the GroupBy Acquisition. The business address of Mr. D’Souza is 18 Dalmeny Drive, Brampton, ON L6X 0X3 Canada.
(102)
Shares registered hereby consist of 16,468 Ordinary Shares received by Mr. Cole as consideration for the GroupBy Acquisition. The business address of Mr. Cole is 43 Norden Crescent, Toronto, ON M3B 1B7 Canada.
(103)
PeakSpan Capital, LLC is the general partner of PeakSpan Capital Growth Partners I, L.P., and Mr. Phil Dur is the majority owner of PeakSpan Capital, LLC. Shares registered hereby consist of 2,071,294 Ordinary Shares received by PeakSpan Capital Growth Partners I, L.P. as consideration for the GroupBy Acquisition. The business address of PeakSpan Capital Growth Partners I, L.P. is 192 Lexington Avenue, 16th Floor, New York, NY 10016.
(104)
PeakSpan Capital, LLC is the general partner of PeakSpan Capital Growth Partners l-A, L.P., and Mr. Phil Dur is the majority owner of PeakSpan Capital, LLC. Shares registered hereby consist of 14,251 Ordinary Shares received by PeakSpan Capital Growth Partners 1-A, L.P. as consideration for the GroupBy Acquisition. The business address of PeakSpan Capital Growth Partners l-A, L.P. is 192 Lexington Avenue, 16th Floor, New York, NY 10016.

(105)
Shares registered hereby consist of 21,601 Ordinary Shares received by Ms. D’Souza as consideration for the GroupBy Acquisition. The business address of Ms. D’Souza is 18 Dalmeny Drive, Brampton, ON L6X 0X3 Canada.
(106)
Shares registered hereby consist of 11,203 Ordinary Shares received by Mr. Cornelisse as consideration for the GroupBy Acquisition. The business address of Mr. Cornelisse is 42 Stockdale Road, Needham, MA 02492 United States.
(107)
Shares registered hereby consist of 15,788 Ordinary Shares received by Mr. Kamath as consideration for the GroupBy Acquisition. The business address of Mr. Kamath is 797 Spinning Wheel Crescent, Mississauga, ON L5W 1W4 Canada.
(108)
Shares registered hereby consist of 10,769 Ordinary Shares received by Mr. Kesavan as consideration for the GroupBy Acquisition. The business address of Mr. Kesavan is 2240 Foxfield Rd, Oakville, ON L6M 4C5 Canada.
(109)
Shares registered hereby consist of 51,593 Ordinary Shares received by Mr. Halpenny as consideration for the GroupBy Acquisition. The business address of Mr. Halpenny is 3 Relmar Gardens, Toronto, ON M5P 1S1 Canada.
(110)
Oak Lawn Direct Investment Fund GP, LLC is the managing general partner of CHC Direct Investment Fund I, L.P. Shares registered hereby consist of 597,375 Ordinary Shares received by CHC Direct Investment Fund I, L.P. as consideration for the GroupBy Acquisition. The business address of CHC Direct Investment Fund I, L.P. is 3953 Maple Avenue, Suite 250, Dallas TX 75219.
(111)
Shares registered hereby consist of 7,979,499 Ordinary Shares issued in connection with the July 24, 2025, PIPE Financing issued to Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.